Exhibit 99.1

Verus International Enters Into Agreements with Game On Foods

Gaithersburg, MD – December 28, 2020 – Verus International, Inc. (“Verus” or the “Company”) (OTC Pink: VRUS) is announcing that the Company and its wholly owned subsidiary, Big League Foods, Inc. (“BLF”), entered into a letter agreement (the “Agreement”) with ACG Global Solutions, Inc. (“ACG”) and Game on Foods, Inc. (“GOF”), whereby for certain consideration, BLF agreed to sell, transfer, and assign all of BLF’s rights, title, and interest in and to all of BLF’s assets to GOF. Under this agreement, GOF will manufacture, package and ship candy products under existing BLF licenses, while Verus will operate its own sales organization in support of this arrangement.

GOF is in the process of building a custom fulfillment operation that is capable of producing smaller and more variable lot sizes compared to traditional candy suppliers. This facility is expected to solve some of the supply chain issues inherent under licenses that have large numbers of teams and widely varying market dynamics. The Agreement is designed to significantly reduce current and future capital costs for Verus. The Agreement will also remove certain salary and other obligations, and reduce existing liabilities, as ACG has agreed to modify the terms of its promissory note to $150,000 and extend the terms until December 31, 2021.

“Licensed products require greater scale and significant capital investment, so today’s announcement solves a major problem for us,” explained Verus CEO Anshu Bhatnagar. “We consider this Agreement an amazingly positive development, because it will allow us to participate in the growth of the business, without facing the significant risks and ongoing capital requirements estimated at more than $1.0 million annually, which is required to develop this into a profitable operation. This Agreement reduces our ongoing expense by eliminating significant guaranteed annual license minimums, salaries and inventory costs, so the benefit will be immediate. These changes will enable us to follow more closely to our international model, where we primarily operate as a sales organization. We will continue to distribute and sell the BLF products, and have also freed up additional capital for our other divisions. Overall, today’s announcement puts us in a much better position to move forward with our strategic plan in 2021.”

Operational Update

The Company’s previously announced reverse stock split is proceeding as expected as final regulatory approval is in process. Upon completion of the reverse stock split, the Company expects to immediately proceed with previously discussed strategic initiatives.

About Verus International

Verus is a global, emerging multi-line consumer packaged goods (CPG) company developing branded product lines in the U.S. and on a global basis. The Company trades on the OTC market (OTC Pink: VRUS). Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. Additional information is also available at the Company’s website, www.verusfoods.com, the Eliot’s Nut Butters website, www.eliotsnutbutters.com; and via the official Twitter feed @Verus_Foods, and the Pachyderm Labs subsidiary Twitter feed @PachydermLabs.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:

MKR Group Inc.

Todd Kehrli or Mark Forney

vrus@mkr-group.com